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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report: July 18, 2001
                -------------


United Community Financial Corp.
--------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

Ohio                                   0-24399                  34-1856319
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(State or other jurisdiction          (Commission             (IRS Employer of
          incorporation     )          File Number)       Identification Number)


275 Federal Plaza West
Youngstown, Ohio                                                  44503-1203
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code (330) 742-0500
                                                   -----------------------------


                          Not Applicable
--------------------------------------------------------------
(Former name or former address, if changes since last report.)

                        UNITED COMMUNITY FINANCIAL CORP.
                             275 Federal Plaza West
                           Youngstown, Ohio 44503-1203

                              FOR IMMEDIATE RELEASE


                                                                Patrick A. Kelly
                                                         Chief Financial Officer
                                                        (330) 742-0500, Ext. 592


                   UNITED COMMUNITY FINANCIAL CORP. ANNOUNCES
                        EARNINGS FOR SECOND QUARTER 2001



YOUNGSTOWN, Ohio (July 18, 2001) - United Community Financial Corp. (Nasdaq:
UCFC) today announced its financial results for the second quarter of 2001. United Community is the holding company of The Home Savings and Loan Co. and Butler Wick Corp.

For the three month period ended June 30, 2001, United Community reported net income of $2.9 million, or $0.09 per diluted share, compared to net income of $3.0 million, or $0.09 per diluted share, for the same three month period in 2000. United Community's net interest income increased $352,000 and noninterest income increased $261,000, which were substantially offset by a $250,000 increase in provision for loan losses and a $325,000 increase in noninterest expense. The improvement in net interest income is a result of an increase in interest income on loans and a decrease in interest expense on borrowed funds, partially offset by lower interest income on mortgage-related and investment securities and margin accounts and an increase in interest expense on deposits. Noninterest income increased due to higher levels of service fees and other charges, underwriting and investment banking fees and gains on trading securities, offset by a decline in commission income. The increase in noninterest expense is largely due to increased equipment and data processing expenses, as lower franchise taxes offset increases in advertising and other expenses.

"We are pleased with our overall performance in the quarter, especially in light of the current economic environment," said Douglas M. McKay, chairman and chief executive officer of United Community. "Home Savings continues to show profitable year-over-year growth, however the uneasiness of investors in the stock market caused a significant decline in commission income at Butler Wick compared to last year. We also are excited that we completed our acquisition of Industrial Bancorp on July 1 and look forward to the future benefits of that transaction."

Net income for the six months ended June 30, 2001 was $6.1 million, or $0.19 per diluted share, compared to $6.1 million, or $.18 per diluted share, for the six months ended June 30, 2000. Net interest income increased $914,000 primarily as a result of an increase in loan interest income of $8.1 million and a decrease of $1.1 million in interest expense on borrowed funds, partially offset by an increase of $4.6 million in interest expense on deposits, and decreases of $1.8 million in interest income on mortgage-related securities and $2.0 million in interest income on investment securities available for sale.

Noninterest income for the six months declined by $1.2 million due to declines of $2.6 million in commission income at Butler Wick and $422,000 in trading securities gains. The lower commission income is attributable to the overall volatility of the stock market, which has led to fewer transactions throughout the brokerage industry. These declines were partially offset by increases of $1.1 million in service fees and other charges, and higher gains on the sale of mortgage-related and investment securities and loans. Noninterest expense declined by $1.3 million due largely to a $1.7 million decline in salaries and employee benefits and $851,000 in franchise taxes, partially offset by increases in equipment and data processing, occupancy, advertising and other expenses. The decline in salaries and employee benefits is primarily due to the decline in commission income, and lower expenses related to the Butler Wick retention plan. United Community's return on average assets and return on average equity were 0.92% and 4.72%, respectively, for the first half of 2001. The return on average assets and return on average equity were 0.98% and 4.70%, respectively, for the first half of 2000.

Total shareholders' equity decreased $5.3 million, or 2.0%, to $256.6 million at June 30, 2001 from $261.9 million at December 31, 2000. The decrease was primarily due to the quarterly dividend payments and treasury stock purchases, offset by earnings for the quarter and an increase in other comprehensive income. Book value as of June 30, 2001 was $7.90 per share.

Total assets increased $185.0 million, or 14.2%, from December 31, 2000 to June 30, 2001, primarily as a result of increases in cash and cash equivalents and loans of $83.5 million and $171.0 million, respectively. Increases in deposits of $67.1 million and other borrowed funds of $123.1 million and a reduction of $48.6 million in investment securities available for sale funded these increases.

Net loans increased $171.0 million, or 19.5%, from December 31, 2000 to June 30, 2001 due to increases of $64.3 million in gross mortgage loans, $58.1 million in gross commercial loans, $46.6 million in gross construction loans and $16.3 million in gross consumer loans.

"The continued loan growth experienced by Home Savings is the result of our focus to diversify our loan portfolio," McKay said. "We continue to see exciting opportunities in areas like consumer lending, where we are offering a variety of new products to our customers."

Deposits increased $67.1 million, or 7.4%, from December 31, 2000 to June 30, 2001, primarily due to a $49.3 million increase in certificates of deposit, largely as a result of Home Savings offering competitive interest rates. Other borrowed funds increased $123.1 million due to $87.0 million borrowed from the Federal Home Loan Bank in anticipation of the acquisition of Industrial Bancorp on July 1, 2001 and other borrowings to fund loan growth.


Home Savings and Butler Wick are wholly owned subsidiaries of United Community Financial Corp. Home Savings operates 29 full service banking offices, including the former Industrial offices, located throughout Northeastern and Northcentral Ohio and 4 loan production offices in the Cleveland, Canton, Stow and Mentor areas. Butler Wick has 11 full service offices and one trust office located throughout Northeastern Ohio and Western Pennsylvania. Additional information on United
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Community, Home Savings and Butler Wick may be found on United Community's web site: www.ucfconline.com.

                                       ###

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements regarding continued implementation of United Community's strategic plan and anticipated earnings for the year are forward-looking in nature. These statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Such risks include, among other factors, the acceptance of new products in the marketplace and the success of finding additional opportunities for product and geographic expansion. For a more complete list of risk factors, read United Community's Form 10K filed with the Securities and Exchange Commission.

                        UNITED COMMUNITY FINANCIAL CORP.

                                                                                     As of           As of
                                                                                 June 30, 2001  December 31, 2000
                                                                                 -------------  -----------------
                                                                              (In thousands, except per share data)
SELECTED FINANCIAL CONDITION DATA:


ASSETS
     Cash and cash equivalents                                                    $   129,516    $    45,972
     Mortgage-related securities                                                      182,155        199,415
     Investment securities                                                             57,631        105,254
     Federal Home Loan Bank stock                                                      14,293         13,793
     Loans held for sale                                                               10,453          3,850
     Loans                                                                          1,044,308        879,356
     Allowance for loan losses                                                         (7,063)        (6,553)
     Real estate owned                                                                    337            359
     Other assets                                                                      53,596         58,753
                                                                                  -----------    -----------
             Total assets                                                         $ 1,485,226    $ 1,300,199
                                                                                  ===========    ===========

LIABILITIES
     Deposits                                                                     $   967,468    $   900,413
     Other borrowed funds                                                             237,463        114,317
     Other liabilities                                                                 23,675         23,570
                                                                                  -----------    -----------
             Total liabilities                                                      1,228,606      1,038,300

SHAREHOLDERS' EQUITY
         Preferred stock-no par value; 1,000,000 shares authorized and unissued
             at June 30, 2001                                                            --             --
         Common stock-no par value; 499,000,000 shares authorized; 37,799,309
             and 37,800,497 issued, respectively                                      137,020        136,967
         Retained earnings                                                            156,207        155,026
         Other comprehensive income (loss)                                              1,074            (98)
         Unearned compensation                                                        (24,922)       (26,674)
         Treasury stock, at cost; 1,858,500 and 483,500 shares, respectively          (12,759)        (3,322)
                                                                                  -----------    -----------
             Total shareholders' equity                                               256,620        261,899

                                                                                  -----------    -----------
             Total liabilities and shareholders' equity                           $ 1,485,226    $ 1,300,199
                                                                                  ===========    ===========

     Book value per share                                                         $      7.90    $      7.77
     Dividends paid per share                                                     $     0.075    $     0.075

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
                                                   Three Months Ended   Three Months Ended   Three Months Ended
                                                        June 30,             March 31,             June 30,
                                                          2001                 2001                 2000
                                                   ------------------   ------------------   ------------------
                                                               (In thousands, except per share data)
SELECTED EARNINGS DATA (UNAUDITED):


     Interest income                                    $ 24,645            $ 24,038             $ 22,420
     Interest expense                                     12,244              11,681               10,371
                                                        --------            --------             --------
     Net interest income                                  12,401              12,357               12,049

     Provision for loan losses                               250                 330                 --
     Noninterest income:
         Commissions                                       3,421               3,591                4,238
         Service fees and other charges                    1,848               1,919                1,385
         Underwriting and investment banking                 321                  63                  192
         Net gains (losses)
             Securities                                      264                 (74)                (158)
             Other                                            69                  16                   (4)
         Other income                                        195                 273                  204
                                                        --------            --------             --------
             Total noninterest income                      6,118               5,788                5,857

     Noninterest expense
         Salaries and employee benefits                    8,534               7,864                8,470
         Occupancy                                           621                 573                  532
         Equipment and data processing                     1,775               1,619                1,446
         Other noninterest expense                         2,622               2,723                2,779
                                                        --------            --------             --------
             Total noninterest expense                    13,552              12,779               13,227

     Income before taxes                                   4,717               5,036                4,679
     Income taxes                                          1,779               1,834                1,709
                                                        --------            --------             --------
     Net income                                         $  2,938            $  3,202             $  2,970
                                                        ========            ========             ========


     Basic earnings per share                           $   0.09            $   0.10             $   0.09
     Diluted earnings per share                         $   0.09            $   0.10             $   0.09

                                                    Six Months Ended     Six Months Ended
                                                        June 30,             June 30,
                                                          2001                 2000
                                                    ----------------     ----------------
                                                    (In thousands, except per share data)
SELECTED EARNINGS DATA:


     Interest income                                    $ 48,683            $ 44,299
     Interest expense                                     23,924              20,454
                                                        --------            --------
     Net interest income                                  24,759              23,845

     Provision for loan losses                               580                --
     Noninterest income:
         Commissions                                       7,012               9,622
         Service fees and other charges                    3,767               2,640
         Underwriting and investment banking                 383                 214
         Net gains (losses)
            Securities                                       191                 223
            Other                                             86                  (3)
         Other income                                        468                 416
                                                        --------            --------
            Total noninterest income                      11,907              13,112

     Noninterest expense
         Salaries and employee benefits                   16,399              18,098
         Occupancy                                         1,194                 988
         Equipment and data processing                     3,394               2,746
         Other noninterest expense                         5,344               5,836
                                                        --------            --------
            Total noninterest expense                     26,331              27,668

     Income before taxes                                   9,755               9,289
     Income taxes                                          3,614               3,217
                                                        --------            --------
     Net income                                         $  6,141            $  6,072
                                                        ========            ========


     Basic earnings per share                           $   0.19            $   0.18
     Diluted earnings per share                         $   0.19            $   0.18

                                                                          Three Months Ended  Three Months Ended  Three Months Ended
                                                                                June 30,            March 31,        December 31,
                                                                                  2001                2001               2000
                                                                          ------------------  ------------------  ------------------
                                                                                            (Dollars in thousands)

AVERAGE DAILY BALANCE OF SELECTED FINANCIAL CONDITION DATA (UNAUDITED):


     Net loans held for investment (including allowance for loan losses
         of $7,063 $6,865 and $6,553, respectively)                           $   980,455         $   890,813         $   851,889
     Net loans held for sale                                                        4,540               4,914               4,223
     Mortgage-related securities                                                  191,580             197,933             211,030
     Investment securities                                                         73,667              96,088             111,578
     Margin accounts                                                               26,902              32,874              42,273
     Other interest-earning assets                                                 51,287              45,586              38,876
     Total interest-earning assets                                              1,328,431           1,268,208           1,259,869
     Total assets                                                               1,373,514           1,308,752           1,300,516
     Certificates of deposit                                                      579,160             553,389             506,886
     Interest bearing checking, demand and savings accounts                       351,587             344,909             346,319
     Other interest bearing liabilities                                           135,841             104,430             141,943
     Total interest-bearing liabilities                                         1,066,588           1,002,728             995,148
     Total noninterest-bearing liabilities                                         48,787              43,902              42,793
     Total liabilities                                                          1,115,375           1,046,648           1,037,941
     Shareholders' equity                                                         258,139             262,104             262,575
     Common shares outstanding for basic EPS calculation                       31,824,605          32,671,313          33,130,228
     Common shares outstanding for diluted EPS calculation                     32,048,424          32,814,872          33,187,843


SUPPLEMENTAL LOAN DATA:

     Loans originated                                                         $   225,778         $   113,590         $    80,835
     Loans purchased                                                                  450                 900               4,409
     Loans sold                                                                     4,984               1,305                  --
     Loan chargeoffs                                                                   45                  32                  87
     Recoveries on loans                                                                5                  14                  28

                                                                                As of                As of              As of
                                                                            June 30, 2001        March 31, 2001    December 31, 2000
                                                                            -------------        --------------    -----------------
                                                                                             (Dollars in thousands)

SUPPLEMENTAL DATA:

     Nonaccrual loans                                                         $     6,313         $     5,578         $     9,458
     Restructured loans                                                               204                 206                 208
     Other real estate owned                                                          349                 349                 359
     Total nonperforming assets                                                     6,865               6,133              10,025
     Loans serviced for others                                                      4,653               4,780               4,906
     Number of full time equivalent employees                                         605                 591                 573
     Mortgage-related securities available for sale                                88,443              97,741              91,731
     Mortgage-related securities held to maturity                                  93,712             100,651             107,684
     Investment securities trading                                                  6,763               5,968               5,933
     Investment securities available for sale                                      49,883              79,415              98,445
     Investment securities held to maturity                                           985                 881                 876
     Federal home loan bank stock                                                  14,293              14,039              13,793
     Fair value of held to maturity securities                                     96,791             103,639             109,129


REGULATORY CAPITAL DATA:

     Regulatory tangible capital                                              $   182,426         $   178,896         $   175,340
     Tangible capital ratio                                                         12.89               14.05               14.51
     Regulatory core capital                                                      182,426             178,896             175,340
     Core capital ratio                                                             12.89               14.05               14.51
     Regulatory total capital                                                     188,311             185,330             181,460
     Total risk adjusted assets                                                   877,490             785,202             745,696
     Total risk adjusted ratio                                                      21.46               23.60               24.33